                                                                   EXHIBIT 10.10

                           DIAMOND WALNUT PENSION PLAN

                   RESTATEMENT EFFECTIVE AS OF AUGUST 1, 2001

                   Original Effective Date: September 15, 1992

                                TABLE OF CONTENTS

                                                                                                 PAGE
ARTICLE I        DEFINITIONS................................................................       1

       1.1    Accrued Benefit...............................................................       1

       1.2    Actuarial Equivalent..........................................................       1

       1.3    Administrator.................................................................       1

       1.4    Affiliate.....................................................................       1

       1.5    Annuity Starting Date.........................................................       2

       1.6    Applicable Interest Rate......................................................       2

       1.7    Applicable Mortality Table....................................................       2

       1.8    Beneficiary...................................................................       2

       1.9    Board of Directors............................................................       2

       1.10   Code..........................................................................       3

       1.11   Committee.....................................................................       3

       1.12   Company.......................................................................       3

       1.13   Compensation..................................................................       3

       1.14   Credited Service..............................................................       3

       1.15   Death Benefit.................................................................       3

       1.16   Delayed Retirement............................................................       3

       1.17   Delayed Retirement Age........................................................       3

       1.18   Delayed Retirement Benefit....................................................       4

       1.19   Delayed Retirement Date.......................................................       4

       1.20   Disability....................................................................       4

       1.21   Early Retirement..............................................................       4

       1.22   Early Retirement Age..........................................................       4

       1.23   Early Retirement Benefit......................................................       4

       1.24   Early Retirement Date.........................................................       4

       1.25   Effective Date................................................................       4

       1.26   Eligible Employee.............................................................       4

       1.27   Eligible Spouse...............................................................       6

       1.28   Employee......................................................................       6

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                 PAGE
       1.29   Employer......................................................................       6

       1.30   Enrolled Actuary..............................................................       7

       1.31   Entry Date....................................................................       7

       1.32   ERISA.........................................................................       7

       1.33   ERISA Section 203(a)(3)(B) Service............................................       7

       1.34   Hour of Service...............................................................       7

       1.35   Normal Form...................................................................       8

       1.36   Normal Retirement.............................................................       9

       1.37   Normal Retirement Age.........................................................       9

       1.38   Normal Retirement Benefit.....................................................       9

       1.39   Normal Retirement Date........................................................       9

       1.40   One-Year Break in Service.....................................................       9

       1.41   Participant...................................................................      10

       1.42   Plan..........................................................................      10

       1.43   Plan Year.....................................................................      10

       1.44   Qualified Joint and Survivor Annuity..........................................      10

       1.45   Spousal Consent...............................................................      11

       1.46   Trust.........................................................................      11

       1.47   Trustee.......................................................................      11

       1.48   Year of Service...............................................................      11

ARTICLE II       ELIGIBILITY AND PARTICIPATION..............................................      12

       2.1    Participation.................................................................      12

       2.2    Suspended Participation.......................................................      13

       2.3    Inactive Participation........................................................      13

       2.4    Reemployment after Retirement.................................................      13

ARTICLE III      EMPLOYER FUNDING AND BENEFITS..............................................      16

       3.1    Employer Contributions........................................................      16

       3.2    Waiver of Employer Contributions..............................................      16

       3.3    Annual Valuation..............................................................      16

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                 PAGE
       3.4    Normal Retirement Benefit.....................................................      16

       3.5    Minimum Benefit Requirements..................................................      17

       3.6    Maximum Benefit for any Participant...........................................      17

       3.7    Early Retirement Benefit......................................................      17

       3.8    Delayed Retirement Benefit....................................................      18

       3.9    Death Benefit.................................................................      18

       3.10   Disability Retirement Benefit.................................................      20

       3.11   Automatic Forms of Payment....................................................      21

       3.12   Deferred Vested Benefit.......................................................      21

       3.13   Optional Forms of Payment.....................................................      22

       3.14   Direct Rollover of Eligible Rollover Distributions............................      23

       3.15   Time of Distribution..........................................................      24

       3.16   Qualified Domestic Relations Orders...........................................      27

ARTICLE IV       LIMITATIONS ON BENEFITS....................................................      28

       4.1    Limitation on Benefits........................................................      28

       4.2    Annual Benefit................................................................      28

       4.3    Adjusted Dollar Limitation for Benefits Commencing At Social Security
              Retirement Age, After Social Security Retirement Age or Before Age 62.........      28

       4.4    Compensation..................................................................      29

       4.5    Affiliate.....................................................................      29

ARTICLE V        VESTING OF EMPLOYER FUNDED BENEFITS........................................      31

       5.1    Vesting.......................................................................      31

       5.2    Termination of Employment.....................................................      32

       5.3    Rehired Participants..........................................................      32

       5.4    Termination of Non-Vested Participants........................................      32

ARTICLE VI       LOANS TO PARTICIPANTS......................................................      33

ARTICLE VII      BENEFICIARIES..............................................................      34

       7.1    Designation...................................................................      34

       7.2    Absence of Valid Designation of Beneficiaries.................................      34

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                 PAGE
ARTICLE VIII     BENEFICIARIES..............................................................      35

ARTICLE IX       ESTABLISHMENT OF TRUST.....................................................      36

       9.1    Trust Agreement...............................................................      36

       9.2    Trust Agreement Part of Plan..................................................      36

ARTICLE X        PLAN FIDUCIARIES AND ADMINISTRATION........................................      37

       10.1   Named Fiduciaries.............................................................      37

       10.2   Fiduciary Standard............................................................      37

       10.3   Multiple Duties and Advisors..................................................      37

       10.4   Allocation and Delegation of Fiduciary Duties.................................      37

       10.5   Indemnification...............................................................      38

       10.6   Costs and Expenses............................................................      38

       10.7   Authority to Amend and Terminate..............................................      38

       10.8   The Committee.................................................................      38

       10.9   Administration................................................................      39

       10.10  Claims Procedures.............................................................      40

       10.11  Agent for Legal Process.......................................................      41

ARTICLE XI       AMENDMENT AND TERMINATION..................................................      42

       11.1   Amendment.....................................................................      42

       11.2   Termination or Complete Discontinuance of Contributions.......................      42

       11.3   Nonreversion..................................................................      42

       11.4   Limitation on Benefits........................................................      43

ARTICLE XII      MISCELLANEOUS..............................................................      45

       12.1   Limitation of Rights; Employment Relationship.................................      45

       12.2   Transfer of Assets of Employer; Transfer of Assets of Plan....................      45

       12.3   Spendthrift Provision.........................................................      45

       12.4   Applicable Law; Severability..................................................      46

       12.5   Incorporation of Trust Agreement Provisions...................................      46

       12.6   Nonliability..................................................................      46

       12.7   Missing Persons...............................................................      46

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                 PAGE
ARTICLE XIII     TOP HEAVY PLAN PROVISIONS..................................................      47

       13.1   Definitions...................................................................      47

       13.2   Top Heavy Plan................................................................      48

       13.3   Restrictions..................................................................      48

ARTICLE XIV      EXECUTION..................................................................      51

                           DIAMOND WALNUT PENSION PLAN

                                  INTRODUCTION

Diamond Walnut Growers, Inc. (the "Company") established the Diamond Walnut Pension Plan (the "Plan") and Trust Agreement effective September 15, 1992 to provide retirement entitlements for the exclusive benefit of its Eligible Employees and their Beneficiaries in accordance with the terms of the Plan.

Effective August 1, 2001, the Company hereby amends and restates the Plan in its entirety. The Plan, as amended and restated effective as of August 1, 2001, includes the applicable provisions of the Code, as amended by the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The EGTRRA provisions are intended as good faith compliance with the requirements of EGTRRA and the guidance issued thereunder. Except as otherwise provided, the EGTRRA provisions are effective August 1, 2002.

                              STATEMENT AND PURPOSE

The Plan and Trust are intended to meet the requirements for qualification under
Section 401(a) and exemption from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Except as otherwise stated, the provisions of the Plan as amended and restated shall not apply to the benefits payable to or on account of an Employee who retired or whose employment with an Employer terminated prior to August 1, 2001. The rights and benefits of such an Employee shall he determined under the Plan as in effect when the Employee retired or terminated employment.

Notwithstanding any provision of the Plan to the contrary, nothing in this restatement shall be construed to reduce a Participant's accrued benefit in violation of Code Section 411(d)(6) except as permitted by law.

                                   ARTICLE I

                                   DEFINITIONS

1.1   Accrued Benefit

      means the Participant's Normal Retirement Benefit that he has earned as of a determination date. The Accrued Benefit shall be subject to the minimum benefit requirements of Section 13.3(b). A Participant's Accrued Benefit shall be that portion of the Normal Retirement Benefit accrued under
      Section 14 based on Years of Credited Service through the determination date.

1.2   Actuarial Equivalent

      means a benefit, payable in a different form and/or at a different time than a Participant's Accrued Benefit, which shall be an amount that is equal in value to the Participant's Accrued Benefit by using assumptions determined by an Enrolled Actuary.

      (a) Pre-Retirement, Post-Retirement and Top Heavy Determinations. The assumptions to be used for these purposes are:

            (1)   Interest Assumption: Eight percent (8%) per annum.

            (2) Mortality Assumption: The mortality assumption shall be based on the UP-1984 mortality table (Uninsured Pensioners-Unisex).

      (b) Amendment of Actuarial Assumptions. Unless otherwise permitted by the Code and the regulations thereunder, if the definition of "Actuarial Equivalent" is amended, the value of a Participant's Accrued Benefit on or after the date of such amendment shall be the greater of:

            (1) the Actuarial Equivalent of the Participant's total Accrued Benefit computed in accordance with the new definition, or

            (2) the Actuarial Equivalent of the Participant's Accrued Benefit determined as of the later of (A) the effective date of such amendment and (B) the date such amendment was adopted, and computed in accordance with the old definition.

1.3   Administrator

      means the Plan Administrator as specified in Article X.

1.4   Affiliate

      means any corporation which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which an Employer is also a member, or any trade or business (whether or not incorporated) which is under common control with the Employer within the meaning of Code Section 414(c).

1.5   Annuity Starting Date

      means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the date as of which such benefit is paid. In the case of a deferred annuity, the Annuity Starting Date shall be the date on which the annuity payments are scheduled to commence.

1.6   Applicable Interest Rate

      Means:

      (a) For the period beginning August 1, 2000 until the date this August 1, 2001 restatement is executed, either (i) the interest rate or rates which would be used, as of the first day of the Plan Year that contains the Annuity Starting Date, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of the Participant's benefits under the Plan, if the Plan had terminated on such date with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date, or (ii) the average annual interest rate on 30-year Treasury securities as described in Code Section 417(e)(3) (or its successor rate), for the SECOND month preceding the first day of the Plan Year in which the Annuity Starting Date occurs, whichever results in the greater lump sum value.

      (b) Effective for any lump sum distribution payable on or after the date this August 1, 2001 restatement is executed, the average annual interest rate on 30-year Treasury securities as described in Code
            Section 417(e)(3) (or its successor rate), for the SECOND month preceding the first day of the Plan Year in which the Annuity Starting Date occurs.

1.7   Applicable Mortality Table

      means the "applicable mortality table" described in Code Section
      417(e)(3).

1.8   Beneficiary

      means the person or persons (natural or otherwise) designated by or for a Participant, entitled under this Plan to receive benefits after the death of a Participant.

1.9   Board of Directors

      means the Board of Directors of the Company.

1.10  Code

      means Internal Revenue Code of 1986, as amended from time to time

1.11  Committee

      means the administrative committee appointed and acting in accordance with
      Article X.

1.12  Company

      means Diamond Walnut Growers, Inc., a California corporation.

1.13  Compensation

      means all compensation for a Plan Year paid in cash by the Employer for personal services, as reportable as taxable income on the Employee's Federal Income Tax Withholding Statement (Form W-2), and elective deferrals with respect to employment with the Employer: (1) under a qualified cash or deferred arrangement described in Code Section 401(k);
      (2) to a plan qualified under Code Section 125; (3) to a tax sheltered annuity described in Code Section 403(b); (4) to a plan qualified under Code Section 402(h), and (5) effective August 1, 2001, under a qualified transportation fringe benefit program in accordance with Code Section 132(f)(4). Compensation shall exclude any amount in excess of $200,000, as adjusted after December 31, 2002, for increases in the cost of living pursuant to Code Sections 401(a)(17) and 415(d). Effective August 1, 1997, the family aggregation rules of Code Section 414(q) (as in effect as of the last day of the Plan Year beginning before August 1, 1997) shall no longer apply.

1.14  Credited Service

      means all Years of Service with the Employer while a Participant (unless otherwise specified in the Plan).

1.15  Death Benefit

      means a benefit payable in the event of the death of a Participant prior to such Participant's Normal Retirement Age or termination of employment.

1.16  Delayed Retirement

      means retirement after a Participant's Normal Retirement Age.

1.17  Delayed Retirement Age

      means the Participant's Age at the time of his Delayed Retirement.

1.18  Delayed Retirement Benefit

      means a monthly benefit payable in the Normal Form as determined pursuant to Article III.

1.19  Delayed Retirement Date

      means the first day of any month after a Participant's Normal Retirement Date on which a Participant elects to retire.

1.20  Disability

      means the physical or mental inability of a Participant to engage in any substantial gainful employment, as evidenced by his receipt of disability benefits under the Social Security Act.

1.21  Early Retirement

      means retirement on or after a Participant's Early Retirement Age.

1.22  Early Retirement Age

      means the later of:

      (a)   Age fifty-five (55), or

      (b) The age of the Participant upon completion of ten (10) Years of Service.

1.23  Early Retirement Benefit

      means a monthly benefit in the Automatic Form of Payment as determined pursuant to Article III.

1.24  Early Retirement Date

      means a date prior to the Participant's Normal Retirement Date, which is the first day of any month coinciding with or following a Participant's termination of employment with the Employer or all Affiliates and after satisfaction of the requirements for entitlement to an Early Retirement Benefit.

1.25  Effective Date

      means August 1, 2001, except to the extent a different effective date is required pursuant to a statute or Treasury Regulations, or is stated in the Plan document.

1.26  Eligible Employee

      (1)   With respect to any period before the effective date of:

            (A) the first collective bargaining agreement that becomes effective after August 1, 1998, or

            (B) the first set of terms and conditions of employment (that the Employer implements after determining that an impasse has occurred after good-faith bargaining with the Employee's collective bargaining representative) (hereafter a set of "Terms and Conditions") that becomes effective after August 1, 1998, whichever occurs earlier, the term "Eligible Employee" means an employee who was hired in one of the positions that the Employer has classified as a benefited position.

      (2) With respect to any period thereafter, "Eligible Employee" means any Employee who, by specific reference to this Plan, is required to be covered by this Plan according to the terms of a collective bargaining agreement or a set of Terms and Conditions.

      In all events and at all times, the following persons are not eligible to participate in the Plan:

      (a)   A salaried Employee;

      (b) A person whose compensation and conditions of employment are subject to determination by collective bargaining, if retirement entitlements have been a subject of good-faith bargaining between the Employer and the person's collective bargaining representative, unless either the collective bargaining agreement or the terms and conditions of employment (that the Employer has implemented after determining that an impasse has occurred after good-faith bargaining with the person's collective bargaining representative), by a specific reference to the plan, provides that such person is eligible to participate in the Plan;

      (c) A person who is a nonresident alien and who receives no earned income [within the meaning of Code Section 911(d)] from an Employer, such earned income constituting income from sources within the United States [within the meaning of Code Section 861(a)(3)]; or

      (d) A person performing services under a written agreement between an Employer and a leasing organization, any individual whom the Employer classifies as a contract employee, an independent contractor, or an employee of a contractor or an independent contractor.

      These individuals or groups of individuals whom the employer designates as covered under the Plan or as excluded from coverage under this Plan are based on the Employer's classification, even if the Internal Revenue Service or any other board, agency, arbitrator, or court determines that the Employer's classification was incorrect or reclassifies an individual or group for employment tax purposes or for any other purpose.

1.27  Eligible Spouse

      means the spouse to whom a Participant is married and has been married for at least one (1) year on either the Annuity Starting Date or the date of his death, whichever occurs earlier. To the extent provided under a "qualified domestic relations order" as described in Code Section 414(p), the term Eligible Spouse shall mean a former spouse in addition to or in place of the Participant's current spouse. In addition, if a Participant married less than one (1) year before the Annuity Starting Date, his spouse shall be considered his Eligible Spouse and his vested Accrued Benefit shall be paid as a Qualified Joint and Survivor Annuity, unless he waives the Automatic Form of Payment with Spousal Consent. Unless provided otherwise by a qualified domestic relations order, if the Participant dies or divorces after his Annuity Starting Date but before the one-year anniversary of the date of his marriage, the Plan shall treat the Participant as unmarried and the survivor benefit portion of the Qualified Joint and Survivor Annuity benefit will be permanently forfeited.

1.28  Employee

      means:

      (a) a person currently employed by an Employer or Affiliate, any portion of whose income is subject to withholding of income tax and/or for whom Social Security or railroad retirement contributions are made by the Employer.

      (b) Notwithstanding the foregoing, "Employee" shall exclude any individual retained by an Employer or Affiliate to perform services for such Employer or Affiliate (for either a definite or indefinite duration) and whom the Employer or Affiliate characterizes as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of a common law employee). This exclusion shall apply regardless of such individual's status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, a government agency or board or court or arbitrator, to be an employee of the Employer or Affiliate for any purpose, including, without limitation, for purposes of any employee benefit plan of the Employer or an Affiliate (including this Plan), or for purposes of federal, state or local tax withholding, employment tax or employment law.

1.29  Employer

      means the Company and any other Affiliate which has adopted the Plan with the approval of the Board.

1.30  Enrolled Actuary

      means a person enrolled by the Joint Board for the Enrollment of Actuaries under ERISA who has been engaged by the Administrator to prepare valuations, establish appropriate assumptions, and complete all required actuarial reports.

1.31  Entry Date

      means the date upon which an Eligible Employee becomes a Participant of the Plan, which shall be the first day of each month.

1.32  ERISA

      means the Employee Retirement Income Security Act of 1974, as amended.

1.33  ERISA Section 203(a)(3)(B) Service

      means, as defined under Department of Labor Regulation 29 CFR Section 2530.203-3, a calendar month in which the Participant completes 40 or more Hours of Service for an Employer or Affiliate.

1.34  Hour of Service

      means each hour for which an Employee is:

      (a) Directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties;

      (b) Directly or indirectly paid or entitled to payment by an Employer or Affiliate on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence authorized by an Employer or Affiliate. However, no more than 501 Hours of Service shall be credited under this Section 1.34(b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Payments made or due under a plan maintained by an Employer or Affiliate solely to comply with applicable workers' compensation, unemployment compensation, or disability insurance law, or to reimburse an Employee for medical or medically-related expenses shall not be considered as payments by an Employer or Affiliate for purposes of this subsection;

      (c) Absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the care of such child by the Employee for a period immediately following birth or placement. No more than 501 Hours of Service shall be credited under this Section 1.34(c) by reason of any one pregnancy or placement. Hours of Service credited under this Section 1.34(c) shall be credited solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period. All Hours of Service credited under this Section 1.34(c) shall be credited only in the computation period in which the absence from work begins if any of such Hours of Service are required in that computation period to avoid a One-Year Break in Service. If none of the Hours of Service credited under this subsection (c) are required to avoid a One-Year Break in Service in the computation period in which the absence begins, then the Hours of Service will be credited to the next computation period. An Employee will be credited with 8 Hours of Service for each day of absence covered by this subsection. Credit shall be given pursuant to this Section 1.34(c) only after the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for a reason described in this subsection; or

      (d) Either awarded back pay or for which an Employer or Affiliate agrees to pay such back pay, irrespective of mitigation of damages. An Hour of Service received under this Section 1.34(d) shall be credited to that computation period for which the award was granted. The same Hours of Service shall not be credited both under either Sections 1.34(a) or (b), as the case may be, and under this Section 1.34(d). Hours of Service for which hack pay is awarded or agreed to with respect to periods described in Section 1.34(b) shall be subject to the limitations set forth in that subsection.

      Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulation Section 2530.200b-2(b) and
      (c).

      For purposes of Section 1.34(b) and (d) and for purposes of Section 1.34(a) in the case of an Employee for whom records of hours are not required by applicable law to be kept, an Employee shall be credited with 10 Hours of Service for each day for which he would have been required to be credited with an Hour of Service. Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulation Section 2530.200b-2(b) and (c).

1.35  Normal Form

      means an annuity payable monthly for the life of the Participant with four years certain. The first monthly payment shall be made as of the first day of the month coincident with or next following the Participant's Normal Retirement Date with the last payment as of the later of (1) the first day of the month in which the Participant's death occurs; or (2) four years from the Annuity Starting Date.

1.36  Normal Retirement

      means retirement on or after the Participant's Normal Retirement Age. In the case of a Participant who continues in the employ of an Employer or Affiliate after reaching such Normal Retirement Age, "Normal Retirement" means retirement on the Delayed Retirement Date, which is the date of the Participant's actual termination of employment. When such Participant actually retires, he shall then be entitled to a Delayed Retirement Benefit. Notwithstanding the foregoing, if a Participant continues employment after his Normal Retirement Age but not in "ERISA Section 203(a)(3)(B) Service," payment shall commence to the Participant as if the Participant had terminated employment as of his Normal Retirement Age and benefits will continue to accrue under the Plan.

1.37  Normal Retirement Age

      means the later of:

      (a)   Age sixty-two (62), or

      (b)   The Participant's age on the fifth anniversary of his Entry Date.

1.38  Normal Retirement Benefit

      means a monthly benefit payable in the Normal Form as determined pursuant to Article III.

1.39  Normal Retirement Date

      means the first day of the month coinciding with or next following a Participant's attainment of Normal Retirement Age.

1.40  One-Year Break in Service

      means, with respect to any Employee:

      (a) a computation period during which the Employee is credited with 500 or fewer Hours of Service. The Plan Year shall be the computation period.

      (b) For purposes of determining whether a Break in Service has occurred, if an Employee begins a maternity/paternity absence, described in Code Section 411(a)(6)(E)(i), or any unpaid leave covered under the Family and Medical Leave Act of 1993, the computation of his Hours of Service shall include the Hours of Service that would have been credited if he had not been so absent. An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which such absence begins (if such crediting will prevent him from incurring a Break in Service in such Plan
            Year) or in the next following Plan Year. For purposes of this
            Section 1.40(b), a "maternity/paternity absence" means an Employee's absence (1) by reason of the (A) pregnancy of an Employee, (B) birth of a child of an Employee or (C) placement of a child with an Employee in connection with the adoption of such child by such Employee, or (2) for purposes of caring for a child described in clause (1) for a period beginning immediately following such birth or placement.

1.41  Participant

      means any Eligible Employee who has become a participant of this Plan, in accordance with Article II.

1.42  Plan

      means the Diamond Walnut Pension Plan, as set forth herein, and any amendments hereto.

1.43  Plan Year

      means the twelve-month period ending each July 31st. The Plan Year shall be the limitation year for purposes of Code Section 415.

1.44  Qualified Joint and Survivor Annuity

      means:

      (a) In the case of a Participant who does not have an Eligible Spouse, an immediate annuity, reduced in accordance with Section 3.7 and
            3.13 (if applicable), payable in the form of a single life annuity with a four year period certain; or,

      (b) In the case of a Participant who has an Eligible Spouse, an immediate annuity, reduced in accordance with Sections 3.7 and 3.13 (if applicable) and adjusted further in accordance with Section 3.15 to be equivalent to the Accrued Benefit payable in the Normal Form, payable for the Participant's life with a survivor annuity for the Eligible Spouse's life equal to fifty percent (50%) of the amount payable during the joint lives of the Participant and his Eligible Spouse.

      (c) Notwithstanding the above, if a more valuable benefit (within the meaning of Treasury Regulation 1.401(a)-20, Q&A 16) is payable at the same time as the benefit described above and if such benefit is a qualified joint and survivor annuity (within the meaning of Code
            Section 417(b)), the more valuable benefit shall be the Qualified Joint and Survivor Annuity. If such benefit is not a qualified joint and survivor benefit (within the meaning of Code Section 417(b)), the Qualified Joint and Survivor Annuity shall be the automatic survivor annuity described above, increased to the extent necessary to make the benefit equally valuable.

1.45  Spousal Consent

      means:

      (a) An Eligible Spouse's written consent which acknowledges the effect of the Participant's election and is witnessed by a Plan representative or a notary public. The Spousal Consent shall specify the nonspouse Beneficiary, if any and, in the case of a Participant's election to waive a Qualified Joint and Survivor Annuity, the optional form of distribution elected.

      (b) Spousal Consent shall be irrevocable unless the Participant changes his Beneficiary designation or revokes his election to waive the Qualified Joint and Survivor Annuity. Upon such event, the prior Spousal Consent shall be deemed to be revoked.

      (c) Notwithstanding the foregoing, Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because:

            (1) There is no Eligible Spouse or that the Eligible Spouse cannot be located.

            (2) In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a qualified domestic relations order that satisfies the requirements of Code
                  Section 414(p).

      If the Eligible Spouse is legally incompetent to consent, the Eligible Spouse's legal guardian may consent on her behalf, even if the legal guardian is the Participant. If the Eligible Spouse has consented to the designation of a trust as the Participant's Beneficiary, Spousal Consent is not required for the designation of or change in trust beneficiaries.

1.46  Trust

      means the trust established pursuant to Article IX.

1.47  Trustee

      means the trustee or trustees of the Trust established pursuant to Article IX.

1.48  Year of Service

      means a Plan Year during which an Employee is credited with not less than 1,000 Hours of Service with the Employer or an Affiliate.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

2.1   Participation

      An Eligible Employee shall become a Participant of the Plan in accordance with the following requirements; provided, however, that an Eligible Employee who was a Participant of the Plan prior to August 1, 2001, shall continue to be a Participant of the Plan under the terms and conditions set forth herein.

      (a)   Service Requirement

            (1) For Each Eligible Employee First Credited with an Hour of Service with an Employer or Affiliate on or After the Execution Date of this August 1, 2001 Restatement. Each Eligible Employee who has completed 180 days of service (consecutive or non-consecutive) shall become a Participant as of the Entry Date coincident with or next following the date he completes that service.

            (2) For Each Eligible Employee First Credited with an Hour of Service with an Employer or Affiliate Before the Execution Date of this August 1, 2001 Restatement. Each Eligible Employee who has completed 120 days of service (consecutive or non-consecutive) shall become a Participant as of the Entry Date coincident with or next following the date he completes that service.

            (3) No Minimum Number of Hours Required. For purposes of subsections (a)(1) and (a)(2) above, an Eligible Employee need not complete any specified number of Hours of Service to receive credit for the specified number of days.

            (4) Day of Service. A "DAY OF SERVICE" means a calendar day during which the Employee was employed by the Employer, whether or not the Employee performed an Hour of Service on that date and whether or not the Employee was an Eligible Employee.

            (5) Change in Status. An Employee who satisfies the service requirement of subsection (a)(1) or (a)(2) but who is not an Eligible Employee on the Entry Date shall become a Participant immediately on the date he becomes an Eligible Employee.

      (b) Participation. Participation in the Plan continues until a Participant terminates by Early, Normal or Delayed Retirement, or by reason of Disability or death, or terminates employment with an Employer or Affiliate. An Employee whose participation in the Plan has ceased but who has not received all benefits under the Plan shall be a "former

            Participant." He shall become a Participant again on the date he again becomes an Eligible Employee.

      (c) Leaves of Absence. A Participant's employment is not considered terminated for purposes of the Plan while he is on leave of absence with the consent of an Employer or Affiliate, provided that he returns to the employ of an Employer or Affiliate at the expiration of such leave. Leaves of absence means leaves granted by an Employer or Affiliates, in accordance with written rules uniformly applied to all Employees. A Participant's employment shall not be deemed to have terminated while he is a member of the Armed Forces of the United States, provided that he returns to the employment of an Employer or Affiliate within ninety (90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Participants who do not return to the employ of an Employer or Affiliate within sixty (60) days following the end of the leave of absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leaves of absence began, unless such failure to return was the result of Early Retirement, Normal Retirement, Delayed Retirement, Disability or death.

      (d) USERRA - Effective December 12, 1994. Notwithstanding any other provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

2.2   Suspended Participation

      A Participant who ceases to be an Eligible Employee, but who has not terminated from employment an Employer or Affiliate, shall become a suspended Participant. The Participant shall continue to vest in his Accrued Benefit, and he shall be entitled to benefits in accordance with the other provisions of the Plan while he is a suspended Participant.

2.3   Inactive Participation.

      A Participant who has fewer than 1,000 Hours of Service in any Plan Year but who has not terminated employment with an Employer or Affiliate shall be an inactive Participant for such Plan Year. During such period, the Participant shall not accrue a benefit under the Plan or earn a Year of Service for purposes of vesting in his Accrued Benefit.

2.4   Reemployment after Retirement.

      (a)   If a Participant is reemployed by an Employer or Affiliate in "ERISA
            Section 203(a)(3)(B) Service" after his Annuity Starting Date, the Participant's payments will be suspended and benefits will continue to accrue as described in Section 3.4. Benefit payments will recommence as of the Participant's subsequent retirement date and will be determined as provided in Article III.

            (1) Reemployment Prior to Payment or Commencement. If a Participant is reemployed by an Employer or Affiliate before payment of his retirement income benefit has commenced, payment of such benefit shall not commence prior to the termination of his employment following reemployment.

            (2) Reemployment Before Normal Retirement Date. If a Participant is reemployed by an Employer or Affiliate after his Annuity Starting Date but before his Normal Retirement Date, payment of retirement benefits shall cease as of the Participant's reemployment date. Upon the Participant's subsequent termination of employment, the Participant's Accrued Benefit shall be determined taking into account all Years of Credited Service and adjusting the benefit for the value of annuity benefit payments previously made.

            (3) Reemployment after Normal Retirement Date. If a Participant is reemployed in ERISA Section 203(a)(3)(B) Service by an Employer or Affiliate after his Annuity Starting Date and his Normal Retirement Date, payment of retirement benefits shall cease of as the Participant's reemployment date. Payment of benefits shall resume no later than the first day of the third month after the month in which the Participant ceases to be so employed. In the case of annuity benefits, upon the Participant's subsequent termination of employment, the Participant's benefit shall be the greater of (A) his previous retirement benefit actuarially increased to take into account the period of suspension, based on the actuarial assumptions of Section 1.2, or (B) his Accrued Benefit recomputed taking into account all of his Years of Credited Service without actuarial adjustment for postponed commencement and reduced for payments made prior to Normal Retirement Date, if any. The Participant's retirement benefit shall be adjusted to reflect the form of benefit elected. However, the form of the benefit, as in effect before the Participant's reemployment date, shall not change.

            (4) Reemployment After Receiving a Lump Sum Payment. If a former Participant who received a lump sum payment is subsequently reemployed by an Employer or Affiliate, then on his subsequent Annuity Starting Date, his retirement income benefit shall be determined as follows:

                  (i) The amount of the Participant's Accrued Benefit payable at Normal Retirement Age and calculated in the Automatic

                        Form, shall be determined on the basis of the terms of the Plan as in effect at the time of the Participant's subsequent termination of employment, based upon his total Years of Credited Service (including service before and after reemployment) and without regard to his previous lump sum payment;

                  (ii) The Accrued Benefit payable at Normal Retirement Age calculated pursuant to subsection (A) above shall be reduced by the Accrued Benefit payable at Normal Retirement Age previously paid as a lump sum.

                  (iii) The remaining Accrued Benefit, after being reduced by subsection (B) above shall be actuarially adjusted to reflect the form of payment elected by the former Participant in accordance with Section 3.11 and 3.13.

                                   ARTICLE III

                          EMPLOYER FUNDING AND BENEFITS

3.1   Employer Contributions.

      The Employer shall contribute all amounts needed to provide the benefits under this Plan. The amount of Employer contribution shall be based on the recommendation of the Enrolled Actuary using such methods and assumptions as he may deem advisable and consistent with the minimum funding standards of ERISA. Any actuarial gains from forfeitures shall be used to reduce Employer contributions. Any contribution to the Plan, including any contribution made to satisfy the quarterly installment requirements, is contingent upon its deductibility under Code Section 404 and shall be returned to the Employer within one year after a disallowance of the deduction for such contribution.

3.2   Waiver of Employer Contributions.

      Notwithstanding anything herein to the contrary, contributions by an Employer may be waived in whole or in part in any Plan Year during which a substantial business hardship has been sustained, as determined in writing by the Secretary of the Treasury pursuant to Code Section 412(d).

3.3   Annual Valuation.

      Within sixty (60) days after the end of each Plan Year and within sixty
      (60) days after the removal or resignation of the Trustee, the Trustee shall determine the fair market value of the Trust Fund as of the close of the Plan Year (or the close of the shorter period ending with such resignation or removal), using procedures in accordance with generally accepted accounting principles.

3.4   Normal Retirement Benefit.

      (a) For Plan Years beginning September 15, 1992 and August 1, 1993, and subject to the provisions of Sections 3.5 and 3.6, each Participant upon attainment of his Normal Retirement Age shall be entitled to a monthly Normal Retirement Benefit equal to the sum of (1) and (2) below where:

            (1) $66.98 per month multiplied by the number of years of Credited Service up to a maximum of twenty (20) years of Credited Service, plus

            (2) $88.75 per month multiplied by the number of years of Credited Service in excess of twenty (20) years of Credited Service.

      (b) For Plan Years beginning after July 31, 1994, and subject to the provisions of Sections 3.5 and 3.6, each Participant upon attainment of his Normal

            Retirement Age, shall be entitled to receive a monthly Normal Retirement Benefit equal to the sum of (1) and (2) below, where

            (1) $58.24 per month multiplied by the number of years of Credited Service up to a maximum of twenty (20) years of Credited Service, plus

            (2) $77.17 per month multiplied by the number of years of Credited Service in excess of twenty (20) years of Credited Service.

      The determination to use the formulas in (a)(2) or (b)(2) above shall be made based on the total number of years of service the Employee has been employed by an Employer or Affiliate, including service before September 15, 1992.

      (c) A Participant who was a Full Time Regular Employee and a member of the Western Conference of Teamsters Pension Plan as of September 1, 1991, and who joined the Plan as of September 15, 1992 may elect to receive the benefit outlined in Appendix A.

      (d) Notwithstanding any provisions of this Section 3.4 to the contrary, if a Participant is entitled. to a Minimum Annual Retirement Benefit pursuant to Section 3.5, the Participant's Normal Retirement Benefit shall be the greater of the benefit otherwise provided by this
            Section 3.4 or the benefit provided by Section 3.5.

3.5   Minimum Benefit Requirements.

      (a) Notwithstanding any provision of this Plan to the contrary, in any Plan Year in which this Plan is a Top Heavy Plan, each Non-Key Employee who is a Participant shall accrue a minimum retirement benefit as described in Section 13.3(b).

      (b) The provisions of Paragraph E.2 of the Plan, as in effect on July 31, 2001, shall no longer apply effective August 1, 2000.

3.6   Maximum Benefit for any Participant.

      The amount of a Participant's Normal Retirement Benefit shall be subject to the limitations of Code Section 415 as described under Article IV.

3.7   Early Retirement Benefit.

      Each Participant, upon Early Retirement, shall be entitled to receive an Early Retirement Benefit that shall be equal to the Participant's Normal Retirement Benefit payable on his Normal Retirement Date, reduced for each year that his Annuity Starting Date precedes his Normal Retirement Date. Such reduction shall be determined as follows:

AGE     FACTOR(1)    FACTOR(2)*
---     ---------    ----------
 55       .544          .650
 56       .592          .700
 57       .640          .750
 58       .712          .800
 59       .784          .850
 60       .856          .900
 61       .928          .950
 62      1.000         1.000

      *Factor (2) applies if the sum of age and vesting service equals or exceeds 85.

      The Early Retirement Benefit shall commence as of the Participant's Early Retirement Date. The Early Retirement Benefit shall be actuarially adjusted, using the actuarial assumptions of Section 1.2, to reflect the elected form of payment.

3.8   Delayed Retirement Benefit

      At a Delayed Retirement Date, a Participant shall be entitled to receive a Delayed Retirement Benefit that shall equal the greater of:

      (a) The Actuarial Equivalent of the Normal Retirement Benefit the Participant would have received at his Normal Retirement Date; or

      (b) The Normal Retirement Benefit based on Years of Credited Service through the Participant's Delayed Retirement Date.

      Notwithstanding the foregoing, if a Participant continues to be employed (or is reemployed by an Employer or Affiliate) after attaining Normal Retirement Age, but not in ERISA Section 203(a)(3)(B) Service, the commencement of payments shall not be delayed (or in the case of reemployment, suspended) until the Participant's Delayed Retirement Date. Payments to such Participant will commence as if the Participant had terminated employment as of the Participant's Normal Retirement Date. Benefits will accrue while such Participant remains employed as described in Article III and the amount of the payments will be recalculated each year on the anniversary of the Participant's Normal Retirement Date to reflect those additional benefits. In the case of a Participant who continues employment after attaining Normal Retirement Age or who is reemployed after commencing benefit payments, the Committee shall reasonably attempt to give notice to such Participant as required under Department of Labor Regulation 29 CFR Section 2530.203-3(b)(4) no later than the end of the first calendar month or payroll period in which the Plan delays the commencement of payments due to reemployment.

3.9   Death Benefit

      (a) Death Before Vesting, or Death of an Unmarried Participant. If a Participant dies before vesting in his Accrued Benefit in accordance with

            Article V or if a Participant has no Eligible Spouse on his date of death, no benefits shall be payable on his behalf under this Section 3.9.

      (b) Death of a Married Participant Before Earliest Early Retirement Date. In the event of the death of a Participant after he has become vested in his Accrued Benefit but prior to his earliest Early Retirement Date, the Participant's surviving Eligible Spouse shall be entitled to receive a monthly death benefit equal to the sum of
            (1) plus (2) or (3) if applicable:

            (1) Fifty percent (50%) of the amount the Participant would have received under the Automatic Form of Payment, described in
                  Section 3.11, (or such other percentage or form of payment as may have been properly elected by the Participant) had such Participant separated from service on his date of death, survived until his earliest Early Retirement Date and died the next day.

            (2) If the Participant and surviving Eligible Spouse have any children under the age of 18, the surviving Eligible Spouse shall receive a Children's Benefit of $384 to be divided among all children under the age of 18. This Children's Benefit shall cease when the Eligible Spouse attains age 62, or

            (3) If the surviving Eligible Spouse is under age 62 and has no children under the age of 18, she or she shall be entitled to an additional spouse's benefit of $192. This spouse's benefit shall cease when the Eligible Spouse attains age 62.

      Subject to Sections 3.13 and 3.15(a), such benefit payment shall begin on the earliest Early Retirement Date; however, if the Eligible Spouse does not survive until such spouse's Annuity Starting Date, such spousal benefit shall be permanently forfeited.

      (c) Death of a Married Participant After Earliest Early Retirement Date But Before His Annuity Starting Date. In the event of the death of a Participant after he has become vested in his Accrued Benefit and after his earliest Early Retirement Date but prior to his Annuity Starting Date, the Participant's surviving Eligible Spouse shall be entitled to receive a monthly death benefit equal to the sum of (1) plus (2) or (3) if applicable:

            (1) Fifty percent (50%) of the amount the Participant would have received under the Automatic Form of Payment, described in
                  Section 3.11, (or such other percentage or form of payment as may have been properly elected by the Participant) had such Participant separated from service on his date of death (actuarially adjusted to reflect the commencement of payments after the Participant's earliest Early Retirement Date).

            (2) If the Participant and surviving Eligible Spouse have any children under the age of 18, the surviving Eligible Spouse shall receive a Children's Benefit of $384 to be divided among all children under the age of 18. This Children's Benefit shall cease when the Eligible Spouse attains age 62, or

            (3) If the surviving Eligible Spouse is under age 62 and has no children under the age of 18, she or she shall be entitled to an additional spouse's benefit of $192. This spouse's benefit shall cease when the Eligible Spouse attains age 62.

      Subject to Sections 3.13 and 3.15(a), such benefit payment shall begin on the first day of the month following the Participant's date of death; however, if the Eligible Spouse does not survive until the date payments are to begin, such benefits shall be permanently forfeited.

      (d) Death After Annuity Starting Date. Death benefits, if any, after a Participant's Annuity Starting Date, will be payable according to the provisions of the form of payment which has been elected.

3.10  Disability Retirement Benefit

      (a) If a Participant incurs a Disability before his termination of service with the Employer and he has attained age 55 and completed 10 Years of Service for vesting purposes, he is entitled to a Disability Retirement Benefit. The Participant can elect to commence Disability benefits on an Early Retirement Date which is after his date of disablement, in which case there shall be no reduction for the early commencement of benefits. The Participant shall no longer be considered disabled and eligibility for a Disability Retirement shall cease if, prior to the Participant's Normal Retirement Age he:

            (1) Becomes ineligible to receive or continue to receive Social Security disability benefits;

            (2)   Returns to the employ of an Employer or Affiliate;

            (3) Recovers sufficiently, in the opinion of the Committee, to be able to engage in regular employment, and such Participant refuses an offer of employment by an Employer or Affiliate. The opinion of the Committee shall be based upon a medical examination of the Participant performed by a physician or clinic appointed by the Committee; or

            (4) Refuses to undergo any medical examination requested by the Committee, provided that a medical examination shall not be required more frequently than twice in any calendar year.

      If the Participant's Disability Retirement Benefit ceases for reasons enumerated in this Section 3.10, such Participant shall not be prevented from qualifying for an entitlement under another provision of the Plan. However, any other benefit to which a Participant may subsequently become entitled shall be offset by the Actuarial Equivalent of the amount of any distribution previously received during such period of Disability.

3.11  Automatic Forms of Payment

      (a) Married Participants. A Participant who has an Eligible Spouse on his Annuity Starting Date will automatically receive his benefit in the form of a Qualified Joint and Survivor Annuity, with his Eligible Spouse as Beneficiary unless the Participant elects an Optional Form of Payment in accordance with the procedures set forth in subsection (c) below.

      (b) Unmarried Participants. A Participant who does not have an Eligible Spouse on his Annuity Starting Date will automatically receive his Accrued Benefit, payable as a single life annuity with a four year period certain unless the Participant elects an Optional Form of Payment in accordance with the procedures set forth in subsection
            (c) below.

      (c) Waiver of Automatic Form of Payment. Notwithstanding the foregoing, a Participant may elect to waive the Automatic Form of Payment (with Spousal Consent, if applicable) and receive an Optional Form of Payment as set forth in Section 3.13. Such waiver must be made within the ninety-day period ending on the Participant's Annuity Starting Date with respect to such benefit. A Participant may subsequently revoke an election to waive an Automatic Form of Payment and elect again to waive the Automatic Force of Payment at any time and any number of times prior to such Annuity Starting Date. All such elections and revocations shall be in writing. Any election to waive an Automatic Form of Payment (1) must specify the Optional Form of Payment elected, (2) must be accompanied by the designation of a specific nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) who will receive the benefit upon the Participant's death, if applicable, and (3) must be accompanied by a Spousal Consent, as provided under Section 1.45.

3.12  Deferred Vested Benefit

      (a) A Participant who ceases to be an Employee for reasons other than death, Disability or retirement shall be entitled to a Deferred Vested Benefit, commencing on his Normal Retirement Date, which shall be equal to his Accrued Benefit determined at the date of his termination of employment multiplied by his vested percentage determined pursuant to Article V.

      (b) Alternatively, a Participant who at termination of employment had either attained age 55 or ten (10) Years of Service and who is eligible for a

            Deferred Vested Benefit may elect to commence benefits on or after reaching age 55. The monthly benefit payable to a participant who terminates on or after age 55 with less than ten (10) Years of Service will be actuarially reduced in accordance with the actuarial assumptions of Section 1.2, and not the reduction factors of Section
            3.7. The monthly benefit payable to a participant who terminates before age 55 but with ten (10) or more Years of Service will be reduced in accordance with the actuarial reduction factors of
            Section 3.7, and not the reduction factors of Section 1.2.

3.13  Optional Forms of Payment

      (a) A Participant may elect to receive his retirement benefits in any form described in subsection (b) below.

      (b) A Participant may elect in writing, within a reasonable period of time prior to his Annuity Starting Date, to be paid in accordance with any one of the following Optional Forms of Payment, which are the Actuarial Equivalent of the Participant's Normal Form of retirement benefit.

            (1) Straight Life Annuity: A monthly benefit payable for the lifetime of the Participant, without death benefits.

            (2) Life Annuity with Period Certain of 120 or 180 Months: A reduced monthly benefit payable for the lifetime of the Participant with a period certain of ten (10) or fifteen (15) years. If the Participant dies before the end of the period certain, the balance of the remaining period certain payments will be payable to his Beneficiary.

            (3) 100% Survivorship Life Annuity: A reduced monthly benefit payable for the lifetime of the Participant and, upon his death, 100% of such monthly benefit payable for the lifetime of his surviving Eligible Spouse.

            (4) Social Security Level Income Benefit. A reduced monthly benefit adjusted upward to reflect expected Social Security payments from the date the Participant terminates service with the Employer and Affiliates to the Participant's retirement date for unreduced Social Security benefits, with decreased Plan annuity payments after such retirement date for unreduced Social Security benefits.

      (c) If the Participant's Eligible Spouse is not the designated Beneficiary, the method of distribution selected must comply with Treasury Regulation Section 1.401(a)(9)-2.

      (d) Mandatory Cashouts. Effective August 1, 1998, notwithstanding anything to the contrary in this Article III, if a Participant ceases to be an Employee for any reason and the present value of his vested Accrued Benefit is equal to or less than $5,000 (or $3,500 before August 1, 1998) on the Annuity Starting Date (including a vested Accrued Benefit of $0), the Committee shall pay as soon as practicable to the Participant (or his Beneficiary, as the case may be) the present value of his vested Accrued Benefit in a single lump sum payment. No distribution may be made under the preceding sentence after the Participant's Annuity Starting Date unless the Participant and his Eligible Spouse consent thereto in a manner that is comparable to the Spousal Consent requirements in Section 1.45. For purposes of calculating lump sum payments in order to determine if the Accrued Benefit can be paid without the Participant's consent, the present value shall be determined using the Applicable Interest Rate and the Applicable Mortality Table.

3.14  Direct Rollover of Eligible Rollover Distributions

      (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      (b)   Definitions.

            (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); effective January 1, 2000, any hardship distribution of elective contributions, as described in Code Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                  Section 408(b), an annuity plan described in Code Section 403(a), and a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution.

            (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

            (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      (c) This paragraph (c) shall apply to distributions made on or after January 1, 2002.

            (1) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 3.14(c), an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

            (2) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 3.14(b) of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

            (3) Repeal of Same Desk Rule. Effective January 1, 2002, a Participant's Accrued Benefit shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding benefit commencement, other than provisions that require a separation from service before such amounts may be distributed.

3.15  Time of Distribution

      (a) The Committee must provide the Participant with a "general notice of distribution" no less than thirty and no more than ninety days before the

                  Participant's Annuity Starting Date provided distribution of the Participant's vested Accrued Benefit does not commence until at least 30 days after such notice is provided. A Participant may waive the 30 day requirement if (1) the Participant has been notified in writing that he has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity (with Spousal Consent), (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or if later at any time prior to the expiration of the 7-day period that begins after the notice is provided and (3) distribution of the Participant's vested Accrued Benefit commences more than 7 days after the notice is provided. Such notice must be in writing and must set forth the following information:

                  (1) an explanation of the eligibility requirements for, the material features of, and the relative values of the Optional Forms of Payment available under Section 3.13, and

                  (2) the Participant's right to defer receipt of a Plan distribution under subsections (c) and (d) below.

                  This general notice also shall include:

                        (i) the terms and conditions of a Qualified Joint and Survivor Annuity;

                        (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

                        (iii) the rights of the Participant's Eligible Spouse;
                              and

                        (iv) the right to make, and the effect of, a revocation of an election to waive a Qualified Joint and Survivor Annuity.

                  Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an Employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the notice is to be posted, it shall be posted at the location within the Participant's principal place of employment that is customarily used for employer notices to employees with regard to labor-management relation matters. Notice under this
                  Section 3.15 is not required if the present value of the Participant's vested Accrued Benefit is less than or equal to $5,000 (or $3,500 before August 1, 1998).

            (b) Upon receipt of the general notice of distribution, a Participant may consent in writing to receive a distribution of his vested Accrued Benefit to be distributed at the time and in the manner set forth in this Article III.

                  The Participant's consent to receive such distribution prior to the later of age 62 or Normal Retirement Age must be accompanied by the written consent of the Participant's Eligible Spouse, if married, which is comparable to the Spousal Consent requirements in Section 1.45, unless the distribution is to be made in the form of a Qualified Joint and Survivor Annuity.

            (c) To the extent not inconsistent with subsection (d) below, in the event that the Participant does not elect in writing to defer receipt of his Accrued Benefit, payment of a Participant's Accrued Benefit shall begin not later than the 60th day after the latest of the close of the Plan Year in which:

                  (1)   The Participant attains Normal Retirement Age;

                  (2) Occurs the tenth (10th) anniversary of the date in which the Participant entered the Plan; or

                  (3)   The Participant terminates employment with an Employer.

            (d) In the event that the Participant has terminated employment and the Participant (and the Eligible Spouse, if applicable) neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the Participant's vested Accrued Benefit shall be distributed on the date the Participant attains the later of age 62 or the Participant's Normal Retirement Age in the Automatic Form of Payment, if the present value of such vested Accrued Benefit exceeds $5,000 (or $3,500 before August 1, 1998). For purposes of this subsection (d), the determination whether the present value of the Participant's vested Accrued Benefit is equal to or less than $5,000 shall be determined in a manner specified in subsection (d). The Committee may distribute a benefit in the Automatic Form without the Participant's prior consent if such distribution is necessary to comply with Code Section 415 or 411(b).

            (e) Notwithstanding anything to the contrary, effective January 1, 1997, distribution of a Participant's vested Accrued Benefit shall commence by the April 1 following the year (1) during which the Participant who is a 5% owner (as defined in Code
                  Section 416(i)(1)(B)(i)) attains age 70-1/2, or (2) in which the Participant who is not a 5% owner terminates service or reaches age 70-1/2, whichever is later. Distributions must be made in accordance with the regulations under Code Section 401(a)(9), including Section 1.401(a)(9)-2. If a Participant continues employment after age 70-1/2, his Accrued Benefit determined as of the April 1 following the year the Participant attains age 70-1/2 shall be actuarially increased to reflect the delay in payment from the April 1 following the year he attained age 70-1/2 until his termination of employment. In no event shall the Participant's Delayed Retirement Benefit be less than the amount determined by this subsection (e).

            (f) If the amount of the payment required by subsection (e) above cannot be ascertained by the date payment is to commence, or if it is not possible to make such payment because of the Committee's inability to locate the Participant after making reasonable efforts to do so, a payment retroactive to the required commencement date shall be made no later than sixty
                  (60) days after the date the amount of such payment can be ascertained or the Participant is located.

            (g) If the Beneficiary is the Participant's surviving Eligible Spouse, the Eligible Spouse shall not receive a Plan distribution before the date the Participant would have attained Normal Retirement Age if the present value of the Participant's vested Accrued Benefit exceeds $5,000 (or $3,500 before August 1, 1998) at the time of distribution, unless the surviving Eligible Spouse consents to an earlier distribution date. For purposes of this subsection (g), the determination whether the present value of the Participant's vested Accrued Benefit is equal to or less than $5,000 (or $3,500 before August 1, 1998) shall be determined in a manner specified in subsection (d).

3.16  Qualified Domestic Relations Orders.

      The Committee shall adopt uniform and nondiscriminatory administrative procedures that comply with Code Section 414(p) and any accompanying regulations to determine the qualified status of domestic relations orders and to determine benefit payments under Qualified Domestic Relations Orders. The Committee will comply with provisions of an order it determines to be a Qualified Domestic Relations Order. Once the Plan Administrator has received a domestic relations order, no benefit payments or distributions may be processed until the payment terms under the Qualified Domestic Relations Order are resolved. Distribution shall not be made before the earliest retirement age on which the Participant could receive his or her Accrued Benefit. For purposes of this Section, "earliest retirement age" means the earlier of:

      (a) the date on which the Participant is entitled to a benefit payment under the Plan, or

      (b)   the later of:

            (1)   the date the Participant attains age 50, or

            (2) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant terminated employment.

      For purposes of this Section, a "Qualified Domestic Relations Order" means a domestic relations order that the Plan Administrator has determined satisfies the requirements of Code Section 414(p).

                                   ARTICLE IV

                             LIMITATIONS ON BENEFITS

4.1   Limitation on Benefits

      Notwithstanding any other provision of the Plan to the contrary, a Participant's Annual Benefit shall not exceed the applicable limitations set forth in Code Section 415 at any time during any Plan Year. If a Participant's Annual Benefit would exceed the foregoing limitation, the Participant's Annual Benefit shall be reduced by reducing the components thereof, as necessary, in the order in which they are listed in Section
      4.2. A Participant's Annual Benefit shall in no event be reduced below the amount allowed under the special grandfather and transition rules set forth in the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. The amendments to the Code Section 415 limitations described in the Retirement Protection Act of 1994, as amended by the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 (collectively, the "GUST Amendments"), shall be effective as of August 1, 1995, but shall not be applied to limit any Participant's Annual Benefit that is first payable prior to August 1, 2001. The combined limits of Code Section 415(e) (as in effect as of December 31, 1999) shall not longer apply after December 31, 1999. The Code Section 415 limitations as amended by the GUST Amendments shall be applied to the full amount of any Participant's Annual Benefit that is first payable on or after August 1, 2001, subject to the Code Section 415 grandfather rule described in method 2 of Q&A-14 in Internal Revenue Service Revenue Ruling 98-1.

4.2   Annual Benefit.

      For purposes of this Article IV only, a Participant's "Annual Benefit" shall be equal to the sum of the following:

      (a) The aggregate annual retirement benefits (if any) to which the Participant is entitled under all other qualified defined benefit plans maintained by any Affiliate, as defined in Section 4.5; and

      (b) The annual retirement benefit to which the Participant is entitled under this Plan.

      If an Annual Benefit (or any portion thereof) is payable in any form other than a single-life annuity or a Qualified Joint and Survivor Annuity (as defined in Code Section 417(b) and the regulations there under), then such Annual Benefit (or such portion) shall, for purposes of this Article IV, be converted into a single life annuity which is its Actuarial Equivalent.

4.3 Adjusted Dollar Limitation for Benefits Commencing At Social Security Retirement Age, After Social Security Retirement Age or Before Age 62.

            (a) At Social Security Retirement Age. The dollar limitation described in Code Section 415(b)(1)(A) that is applicable at a Participant's "Social Security Retirement Age" shall be adjusted annually for increases in the cost of living pursuant to Code Section 415(d).

            (b) After Social Security Retirement Age. If a Participant's Annual Benefit commences after the Participant's Social Security Retirement Age, the dollar limitation described in Code Section 415(b)(l)(A) (as adjusted annually for increases in the cost of living pursuant to Code Section 415(d)) for the particular Plan Year shall be increased to an actuarially equivalent annual amount using interest of 5% per year and the Applicable Mortality Table for both pre-benefit and post-benefit commencement mortality. Effective for limitation years ending on or after August 1, 2001, "Age 65" shall be substituted for "Social Security Age" wherever it appears in this subsection (b).

            (c) Before Age 62. If a Participant's Annual Benefit commences prior to age 62, the dollar limitation at age 62 determined pursuant to Code Section 415(b)(2)(C) shall be further reduced to the lesser of the actuarially equivalent annual amount determined as of such earlier commencement date using the factors described in (1) or (2) below:

                  (1) The factors used under the applicable plans for the particular Participant to determine the amount of the reduction for early commencement of the Participant's Annual Benefit.

                  (2) Interest of 5% per year, and the Applicable Mortality Table for both pre-benefit and post-benefit commencement mortality.

4.4   Compensation.

      Effective August 1, 1998, for purposes of applying the limitations of Code
      Section 415 to the Plan and the other qualified defined benefit plans maintained by any Affiliate, "compensation" means the total wages and other compensation paid to an Employee by the Employer during the Plan Year, as reported as taxable income on the Employee's Wage and Tax Statement (Form W-2), including the amount of any elective contributions made on his behalf for the Plan Year to a 401(k) plan sponsored by an Employer and any amounts excludable from his taxable income under a "cafeteria plan" pursuant to Code Section 125, or, effective August 1, 2001, by reason of Code Section 132(f)(4).

4.5   Affiliate

      For purposes of this Article IV, the term "Affiliate" means the controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)) of which an Employer is a member, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" wherever the latter phrase occurs in Code
      Section 1563(a).

                                   ARTICLE V

                       VESTING OF EMPLOYER FUNDED BENEFITS

5.1   Vesting

      (a) A Participant's Accrued Benefit shall be vested when he attains Normal Retirement Age, or dies while an Employee.

      (b) Except as provided in subsection (a), (c), and Section 13.3(a) a Participant's Accrued Benefit derived from Employer contributions shall vest in accordance with the following schedule:

                                            Vested
 Years of Service                         Percentage
 ----------------                         ----------
 Less than 5                                   0%
 5 or more                                   100%

      (c) If the Plan's vesting schedule is amended and if a Participant who has completed three Years of Service at any time and at least one Hour of Service on or after the first day of the first Plan Year beginning after December 31, 1988 elects, within a reasonable period of time, in accordance with Code Section 411(a)(10), to have his Accrued Benefit vest under the terms of the vesting schedule in effect before the amendment, then, notwithstanding the provisions of the vesting schedules above, his Accrued Benefit shall vest in accordance with the prior schedule.

      (d) In determining the Years of Service under the Plan for purposes of determining a Participant's vested percentage under Sections 5.1(b) and Section 13.3(a), all of a Participant's Years of Service with an Employer or Affiliate shall be taken into account, except as provided below.

            (1)   Service before September 15, 1992 shall be disregarded.

            (2) If, at the time of a One-Year Break in Service, a Participant does not have any vested right under Sections 5.1(a), (b) and
                  (c), Years of Service before such One-Year Break in Service shall not thereafter be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds either five or the aggregate number of Years of Service before such Breaks in Service, whichever is greater;

            (3) The aggregate number of Years of Service before such Breaks in Service shall be deemed not to include any Years of Service not required to be taken into account hereunder by reason of any prior application of this subsection. Participants who were also participants of the Prior Plan shall be governed by the Break in Service rules of this Plan or the Prior Plan, whichever is more favorable.

      (e) Amounts vested pursuant to this Section shall not be subject to divestment for cause.

5.2   Termination of Employment

      Upon termination of employment, a Participant shall be entitled to receive a benefit equal to the product of his Accrued Benefit multiplied by his vested percentage as determined hereunder. This amount shall be subject to distribution in accordance with the provisions of Article III.

5.3   Rehired Participants

      Notwithstanding anything to the contrary contained in this Article V, a Participant's Accrued Benefit shall take into account any distribution he has previously received.

5.4   Termination of Non-Vested Participants

      A terminated Participant who has a zero percent (0%) vested percentage shall not be entitled to any benefits under the Plan and shall be deemed to have received a distribution of $0 upon termination.

                                   ARTICLE VI

                              LOANS TO PARTICIPANTS

      No loans shall be made under this Plan to Participants from the assets of the Trust.

                                   ARTICLE VII

                                  BENEFICIARIES

7.1   Designation

      Subject to the qualified pre-retirement survivor annuity and Qualified Joint and Survivor Annuity requirements set forth in Article III, a Participant shall have the right to designate, on forms provided by the Company, a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his death and to revoke such designation or to substitute another Beneficiary or Beneficiaries at any time.

7.2   Absence of Valid Designation of Beneficiaries

      If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Company, the following shall be designated by the Committee as the Beneficiary or Beneficiaries, in order of priority:

      (a)   The surviving spouse;

      (b)   Surviving children, including adopted children, in equal shares;

      (c)   Surviving parents, in equal shares;

      (d)   The Participant's estate;

      (e)   The Beneficiary's estate;

      (f) The trustee(s) of the trust(s) named as beneficiary of the residue of the Participant's probate estate;

      (g) The trustee(s) of the trust(s) named as beneficiary of the residue of the Beneficiary's probate estate.

      The determination of the Committee as to which persons, if any, qualify within the categories listed above shall be final and conclusive upon all persons.

                                  ARTICLE VIII

                                  BENEFICIARIES

Individual Participants may not make contributions to this Plan. All contributions must be made by the Employer.

                                   ARTICLE IX

                             ESTABLISHMENT OF TRUST

9.1   Trust Agreement

      Contributions made by the Employer pursuant to Article III hereof, and all other assets of this Plan shall be held in trust under a Trust agreement. The Company shall enter into a Trust agreement with the Trustee for the administration of the Trust that shall contain the assets of the Plan. The Trustee shall not be responsible for the administration of this Plan but only for the Trust established pursuant to this Plan.

9.2   Trust Agreement Part of Plan

      The Trust agreement shall be deemed to be a part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms and provisions of the Trust agreement, including any amendments. In addition to the powers of the Trustee set forth in the Trust agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust agreement and the provisions of the Plan, the provisions of the Plan shall control, except for the duties and responsibilities of the Trustee, in which case the Trust agreement shall control.

                                    ARTICLE X

                       PLAN FIDUCIARIES AND ADMINISTRATION

10.1  Named Fiduciaries

      The authority to control and manage the operation and administration of the Plan is vested in the named fiduciaries specified herein. Each named fiduciary shall be responsible solely for the tasks allocated to it. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust, unless it participates knowingly in the breach, has actual knowledge of the breach and fails to take reasonable remedial action to remedy said breach, or, through its negligence in performing its own specific fiduciary responsibilities, which give rise to its status as a fiduciary, it has caused another fiduciary to commit a breach of fiduciary responsibility.

10.2  Fiduciary Standard

      Each named fiduciary and every other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and Beneficiaries and;

      (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

      (b) With the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

      (c) In accordance with the documents and instruments governing the Plan, insofar as these are consistent with the provisions of Title I of ERISA.

10.3  Multiple Duties and Advisors

      Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A named fiduciary, or a fiduciary designated by a named fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan.

10.4  Allocation and Delegation of Fiduciary Duties

      Each named fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not named fiduciaries with respect to the specific responsibility delegated. Any such allocation or delegation shall be in writing and shall be made a permanent part of the records of the named fiduciary. Such allocation or delegation shall be reviewed periodically by the named fiduciary and shall be terminable upon such notice as the named fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. An action by the Board of Directors or the Committee allocating or delegating its named fiduciary responsibilities shall be evidenced by a duly adopted resolution of the Committee or of the Board of Directors.

10.5  Indemnification

      Any Employer shall indemnify and hold harmless the named fiduciaries and any officers or Employees of the Employer to which fiduciary responsibilities have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including attorneys' fees, which may arise out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such persons. An Employer shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section applies. An Employer may satisfy its obligation under this Section, in whole or in part, through the purchase of a policy or policies of insurances however, no insurer shall have any rights against the Employer arising out of this Section.

10.6  Costs and Expenses

      The costs and expenses of the named fiduciaries shall be paid from the Plan's assets to the extent not paid by an Employer.

10.7  Authority to Amend and Terminate

      Subject to Article XI, the Board of Directors is the named fiduciary responsible for the amendment and termination of the Plan and Trust. In addition, the Board of Directors shall appoint and replace the members of the Committee as required.

10.8  The Committee

      (a)   The Committee is the named fiduciary with the power and the duty to:
            (1) interpret the terms of the Plan; (2) formulate rules and regulations necessary to administer the Plan in accordance with its terms, including the delegation outside an Employer of any of the administrative duties described in Section 10.9 below; (3) finally review claims under the claims review procedure; (4) establish and execute the funding policy of the Plan; (5) establish and modify an investment policy (subject to approval by the Board of Directors of Company), invest Plan assets and/or name one or more investment managers to invest Plan assets; and (6) annually review the funding policy and method.

      (b) The Committee shall consist of two (2) or more personas and shall have as its officers a chairman who shall be a member of the Committee, a secretary who may be, but need not be, a member, and such other officers as may be appointed by the Board of Directors. The members of the Committee and its officers shall be appointed by and hold office at the pleasure of the Board of Directors and shall serve as such without compensation.

      (c) The Committee shall keep minutes of its meetings and proceedings. Every decision made or action taken by a majority of the members then in office shall constitute a decision or action of the Committee, and shall be final, conclusive and binding upon all persons affected. A Committee decision or action, under or in connection with the Plan, may be made or taken either at a meeting held pursuant to its rules, at which a majority of the members then in office are present and vote in favor thereof, or without a meeting if approved and evidenced by a writing signed by a majority of the members then in office. No Committee member shall vote on any question relating solely to himself.

10.9  Administration

      The Company shall be the Plan Administrator for purposes of ERISA Section 3(16) and Code Section 414(g). In addition, the Administrator shall have the power and the duty to perform the following administrative functions according to the policies, interpretations, rules, practices and procedures established by the Board of Directors or the Committee in accordance with the respective areas of named fiduciary responsibilities:

      (a) Apply Plan rules determining eligibility for participation or benefits;

      (b)   Calculate service and compensation credits for benefits;

      (c)   Prepare employee communications material;

      (d)   Maintain Participants' service and employment records;

      (e)   Prepare reports required by government agencies;

      (f) Calculate benefits and, if necessary, purchase annuity contracts which satisfy the requirements of Code Sections 401(a)(11) and 417;

      (g) Orient new Participants and advise Participants regarding their rights and options under the Plan;

      (h) Collect contributions and apply contributions as provided in the Plan;

      (i)   Prepare reports concerning Participants' benefits;

      (j)   Process claims; and

      (k) Make recommendations to the Board of Directors or the Committee on Plan administration.

      The Administrator (and those to whom it has delegated its authority) shall have vested in it under the terms of this Plan full discretionary and final authority when exercising its duties hereunder.

10.10 Claims Procedures

      (a) Filing of Claim. A Participant or Beneficiary who believes he is entitled to a benefit that he has not received may file a claim in writing with his Employer. An Employer may require a claimant to submit writing additional information, if necessary to process the claim. The Company or its delegate shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an. extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety-day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Company expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety days from the end of the initial period.

      (b) Notice of Claim Denied. If the Company denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in Section 10.10(a). The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

            (1)   The specific reason for such denial;

            (2) Specific reference to pertinent Plan provisions upon which the denial is based;

            (3) A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

            (4) An explanation of the Plan's review procedure with respect to the denial of benefits.

      (c) Review Procedure. Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

            (1) A claimant whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Committee by making written request therefore within sixty-days of receipt of the notification of denial. The Committee, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

            (2) The Committee shall render its decision within sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.

            (3) The Committee shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen (14) days after the date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.

            (4) The Committee shall send its decision on review to the claimant in writing within the time specified in this section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

            (5) If the Committee does not furnish its decision on review within the time specified in this subsection (c), the claim shall be deemed denied on review.

10.11 Agent for Legal Process

      The Plan Administrator shall be the Plan's agent for service of legal process.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

11.1  Amendment

      To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Plan, the Board of Directors delegates to the Committee the right to amend this Plan, at any time and from time to time, in whole or in part, by adopting such amendment in writing. Such power to amend includes the right, without limitation, to make retroactive amendments referred to in Code Section 401(b). However, such right to amend the Plan shall be subject to Section
      113. Further, no amendment of the Plan shall (a) alter, change or modify the duties, powers or liabilities of the Trustee appointed pursuant to the Trust Agreement without its written consent; or (b) permit any assets of the Trust to be used to pay premiums or contributions of an Employer under any other plan maintained by the Employer for the benefit of its employees.

11.2  Termination or Complete Discontinuance of Contributions

      Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless an Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. An Employer may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees, in accordance with the provisions of the Plan, at any time with no liability whatsoever for such discontinuance or termination. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their Accrued Benefits shall thereupon become nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all benefits have been distributed in accordance with the Plan.

11.3  Nonreversion

      (a) Except as provided in this Section 11.3(a), the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan.

            (1) If an Employer contribution is made by virtue of a mistake of fact, this Section 11.3 shall not prohibit the return of such contribution to an Employer within one (1) year after the payment of the contribution.

            (2) If an Employer contribution is conditioned upon deductibility of the contribution under Code Section 404, or any successor provision thereto, then to the extent such contribution is disallowed, this Section 11.3 shall not prohibit the return to an Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction.

            (3) If the Plan does not constitute a qualified plan for any Plan Year, this Section 11.3 shall not prohibit the return of any Employer contribution made with respect to any year in which qualified status is denied provided such amount is returned within one (1) year after the date of denial of qualification of the Plan.

            (4) In the case of the termination of the Plan, any residual assets of the Plan shall be distributed to an Employer at the direction of the Administrator (or at the direction of a trustee appointed upon the application of the Pension Benefit Guaranty Corporation) if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied and the distribution does not contravene any provision of law. The certificate of an Enrolled Actuary engaged by the Committee pursuant to ERISA stating that there are residual assets of the Plan remaining in the Trust Fund after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied shall be conclusive evidence of this fact; but in its discretion, the Trustee may require other and additional evidence of the existence and amount of residual assets. Notwithstanding the foregoing, an Employer may elect to reallocate the residual assets to those Employees who are Participants as of the date of termination of the Plan, such allocation to be made in a nondiscriminatory manner. Said election shall be in writing and shall be made prior to receipt of a determination by the Internal Revenue Service of the Plan's qualified status resulting from the termination.

      (b) An Employer shall have no right to modify or amend the Plan retroactively in such a manner so as to reduce the benefits of any Participant, former Participant or Beneficiary of either, accrued under the Plan by reason of contributions made by an Employer prior to the modification or amendment, except to the extent that such reduction is permitted by ERISA.

11.4  Limitation on Benefits

      (a) Plan Termination. In the event of a termination of the Plan, the benefit of any highly compensated employee, as defined under Code
            Section 414(q) ("Highly Compensated Employee"), whether an active or former Highly Compensated Employee, is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

      (b) Limitation on Benefits. The benefits distributed to any of the twenty-five (25) Highly Compensated Employees who have the greatest Compensation from the Employer in the current or any prior Plan Year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the Employee's Accrued Benefit under the Plan (other than a Social Security supplement) and the amount of the payments that the Employee is entitled to receive under a Social Security supplement, if any.

      Subsection (b) above shall not apply if:

            (1) after payment to or on behalf of an Employee of benefits payable, as determined without the application of the limitations described in the preceding subsection, the value of Plan assets equals or exceeds one hundred and ten percent (110%) of the value of current liabilities, as defined in Code
                  Section 412(e)(7), or

            (2) the value of the benefits payable to or on behalf of the Employee, as determined without the application of the limitations described in the preceding paragraph, is less than 1 % of the value of current liabilities before distribution, or

            (3) the value of the benefits payable to or on behalf of the Employee, as determined without the application of the limitations described in the preceding subsection., does not exceed the amount described in Code Section 411(a)(11)(A), or

            (4) the Plan requires adequate security to guarantee any repayment of benefits under the circumstances and upon the terms described in Rev. Rul. 92-76, 1992-38 I.R.B. 5.

                                  ARTICLE XII

                                 MISCELLANEOUS

12.1  Limitation of Rights; Employment Relationship

      Neither the establishment of the Plan and the Trust, nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against an Employer or the Trustee except as provided herein; and in no event shall the terms of employment of any Employee or Participant, express or implied, be modified or in any way be affected hereby.

12.2  Transfer of Assets of Employer; Transfer of Assets of Plan

      (a) If an Employer merges or consolidates with or into a corporation, or if substantially all of the assets of an Employer are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which an Employer's assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of an Employer hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

      (b) In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

12.3  Spendthrift Provision

      Neither the Company nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or Beneficiary of all or part of his interest hereunder, except a transfer pursuant to a "qualified domestic relations order" within the meaning of Code Section 414(p). Such interest shall not otherwise be subject in any manner to transfer by operation of law. Such interest shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishments and/or executions and other legal or equitable processes or proceedings against such Participant or Beneficiary to the fullest extent permitted by law. Effective August 5, 1997, notwithstanding the foregoing, the provisions of this Section 12.3 shall not apply to any offset of a

      Participant's benefits provided under the Plan against amount that the Participant is ordered or required to pay to the Plan for certain judgments and settlements as described in Code Section 401(a)(13)(C), subject to the spousal consent requirements described therein.

12.4  Applicable Law; Severability

      The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the State of California; provided, however, that if any provision of this Plan is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' pension plan under the provisions for qualification set forth in the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

12.5  Incorporation of Trust Agreement Provisions

      The relevant provisions of the Trust Agreement regarding: (a) the exclusive benefit of Employees and their Beneficiaries, (b) amendment, (c) termination, (d) other employers, (e) California law, (f) headings, gender and number, and (g) nonalienation are hereby incorporated into this Plan and are equally applicable to the Plan and to the Trust, which Plan and Trust together shall constitute the entire Plan as defined in the Code.

12.6  Nonliability

      Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Committee and the Company, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the Trustee, the Committee or the Company, as the case may be. The Company does not guarantee the Trust, the Participants, former Participants or their Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this agreement. All benefits payable hereunder shall be paid or provided for solely from the Trust, and the Company does not assume any liability or responsibility therefor.

12.7  Missing Persons

      In the case of any benefit payable to a person under this Plan, if the Committee is unable to locate the person within six (6) months from the date a certified letter was mailed to such person notifying him of the benefit, the Committee shall direct the Trustee to maintain the Participant as an inactive Participant. The Committee shall continue to maintain this Participant in inactive status until the person entitled to the benefit makes application therefor.

                                  ARTICLE XIII

                            TOP HEAVY PLAN PROVISIONS

This Article sets forth certain definitions and rules that automatically become effective if the Plan becomes Top Heavy under Code Section 416.

      13.1  Definitions. The following defined terms apply only to this Article:

            (a) "Aggregation Group" means the Required, or if applicable, Permissive Aggregation Group.

            (b) "Annual Compensation" means an Employee's Compensation. Annual Compensation shall not include, however, Compensation in any Plan year in excess of the dollar limit prescribed in Code
                  Section 410(a)(17) for the calendar year in which the Plan Year begins (as adjusted pursuant to Code Sections 401(a)(17) and 415(d)).

            (c) "Determination Date" means the date for determining Key Employee status and for performing Top Heavy tests. The Determination Date is the last day of the preceding Plan Year or in the case of the first year in which a Plan is in effect, the last day of the first Plan Year. For an Aggregation Group, the determination of Top Heavy status is made by aggregating the results of Determination Dates that fall within the same calendar year.

            (d) "Employee" means any individual currently or formerly included on the payroll of an Employer as a common-law employee and whose compensation is (or was) subject to federal income tax withholding.

            (e) "Key Employee" means certain Participants (who are officers and shareholders of an Employer) and Beneficiaries described in Code Section 416(i)(1) or (5).

            (f) "Non-Key Employee" means an Employee who is not a Key Employee and includes the Beneficiary of a Non-Key Employee.

            (g) "Permissive Aggregation Group" means all plans in the Required Aggregation Group and any other qualified plans maintained by an Employer or by any member of the Controlled Group of which the Employer is a member, but only if such group of plans would satisfy, in the aggregate, the requirements of Code Sections 401(a)(4) and 410(b). The Plan administrator shall determine which plans shall be taken into account in determining the Permissive Aggregation Group.

            (h) "Required Aggregation Group" means each qualified plan of the Employer and any member of the Controlled Group (as defined by Code Section 1563) of which an Employer is a member, in which at least one Key Employee participates (in the Plan Year containing the Determination

                  Date or in any of the four preceding Plan Years), and any other qualified plan of an Employer or any member of such Controlled Group which enables a Plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410(b).

            (i) "Valuation Date" is the date used to compute costs for minimum funding. The Valuation Date will be used to value the liabilities and assets of the Plan.

      13.2  Top Heavy Plan

            (a) The Plan or Aggregation Group is "Top Heavy" with respect to any Plan Year if, on the Determination Date applicable to such Plan Year, the present value of Accrued Benefits of Key Employees exceeds 60% of the present value of Accrued Benefits for all Employees who have performed any service for an Employer during the one-year period (or five-year period for Plan Years beginning before August 1, 2001) ending on the Determination Date. This test is subject to all the requirements and exceptions found in Code Section 415(g) and Treasury Regulations 1.416-1. Former Key Employees shall be excluded from the calculation to determine whether a Plan or Aggregation Group is Top Heavy. In determining Top Heavy status, the following rules shall apply:

                  (1) The same actuarial assumptions must be used for all plans in the Aggregation Group. Actuarial equivalence will be based on the actuarial assumptions of the defined benefit plan that has the largest number of participants.

                  (2) The accrued benefit used for purposes of testing for Top heavy status will reflect the Normal Form of benefit payable at Normal Retirement Age unless there is a non-proportional subsidy for early retirement or some benefit options. Non-proportional subsidies will be taken into account to the extent and in the manner prescribed by Treasury Regulations Section 1.416-1, T-26 and T-27.

            (b) The Plan shall not be Top Heavy if the Plan Administrator elects to treat the Plan as part of a Permissive Aggregation Group, and the Permissive Aggregation Group is determined not to be Top Heavy using the criteria of the "60% Test" described in subsection (a) above.

      13.3  Restrictions

            (a) Vesting. For any Plan Year in which any plan in the Aggregation Group is Top Heavy, each active Participant who is a Non-Key Employee shall have a nonforfeitable interest in his Accrued Benefit derived from Employer contributions not less than that provided under the following schedule:

   Completed                    Vested
Years of Service              Percentage
----------------              ----------
Less than 3                       0%
3 or more                       100%

            "Accrued Benefit," for purposes of this subsection (a), shall include that portion of Accrued Benefits which the Participant earned during all prior Plan Years, whether or not the Plan was a Top Heavy plan during such prior Plan Years. Except to the extent inconsistent with these provisions, the minimum vesting standards under Code Section 411, including Code Section 411(a)(l0) (regarding changes in the vesting schedule), are applicable.

            (b) Minimum Benefits. With respect to any Plan Year during which the Plan is a Top Heavy plan, the Accrued Benefit of a Participant who is a lion-Key Employee shall be not less than 2% of such Participant's average Annual Compensation times Years of Service (not to exceed ten such years). For purposes of this subsection (b), the following rules apply:

                  (1) Years of Service shall be the Participant's Years of Credited Service, except that the following years shall be disregarded:

                        (i) any year which includes the last day of a Plan Year during which the Plan was not a Top Heavy plan, and

                        (ii) any year ending within a Plan Year beginning before 1984.

            (2) Average Annual Compensation shall be the Participant's average Annual Compensation from the Employer during the period of five consecutive years (or actual years, if less than five) that produces the highest average. Only Annual Compensation for Plan Years beginning on or after December 31, 1983, for which the Plan is determined to be Top Heavy, will be considered.

            (3) Accrued Benefit shall be an annual benefit payable in the form of a single life annuity (with no ancillary benefits) beginning at a Participant's Normal Retirement Date.

            (4) A Non-Key Employee who is a Participant is eligible to receive this minimum benefit if he completes 1,000 Hours of Service during the Plan Year, regardless of the Participant's level of compensation or whether he is employed on the Determination Date.

            (5) If an Employee is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Employer, and the plans are Top Heavy, the minimum benefits and minimum contribution requirements will be satisfied by having the defined benefit plan provide the minimum benefit set out above which will be offset by the benefits provided under the defined contribution plan.

                                   ARTICLE XIV

                                    EXECUTION

To record the amendment and restatement of the Diamond Walnut Pension Plan effective as of August 1, 2001, to read as set forth herein the Company has caused its authorized officer to execute this document this 29th day of March, 2002.

                                        DIAMOND WALNUT GROWERS, INC.

                                        By:   /s/ Michael P. Riley
                                            ___________________________________

                                        Title:    V.P. & C.F.O.
                                               ________________________________

                                   APPENDIX A

                    SPECIAL BENEFIT FORMULA FOR PARTICIPANTS
                                     IN THE
                  WESTERN CONFERENCE OF TEAMSTERS PENSION PLAN

The retirement income benefit for a Participant who was a Full Time Regular Employee and member of the Western Conference of Teamsters Pension Plan as of September 1, 1991, and who joined the Diamond Walnut Growers, Inc. Production Employees Pension Plan as of September 15, 1992 shall be as follows:

The greater of (1) or (2) below:

(1) The Participant's Accrued Benefit as calculated pursuant to Section 3.4, or

(2)   (a)   $58.24 multiplied by the total number of years of Benefit
            Service to a maximum of 20 years, plus

            $77.17 multiplied by the total number of years of Benefit Service in excess of 20 years, less

      b) The benefit accrued under the Western Conference of Teamsters Pension Plan for service prior to September 15, 1992.

For purposes of Section (2) above, Years of Benefit Service shall include all full Years of Service while an Employee of Diamond Walnut.

An Employee who was formerly a member of the Western Conference of Teamsters Pension Plan and who wishes to take advantage of the Special Benefit outlined in this Appendix A must notify the Diamond Walnut Human Resources Department of his intention to have the special benefit formula applied to his Accrued Benefit.